                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        PETROLEUM & RESOURCES CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                       PETROLEUM & RESOURCES CORPORATION

                             Seven St. Paul Street
                           Baltimore, Maryland 21202

                 --------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 --------------------------------------------

                                                              February 14, 2003

   Notice is hereby given that the Annual Meeting of Stockholders of PETROLEUM & RESOURCES CORPORATION, a Maryland corporation (the "Corporation"), will be held at the Hyatt Regency O'Hare, 9300 W. Bryn Mawr Avenue, Rosemont, IL 60018, on Tuesday, March 25, 2003, at 10:00 a.m., for the following purposes:

   (1) to elect directors as identified in the Proxy Statement for the ensuing year;

   (2) to consider and vote upon the ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Corporation for or during the year ending December 31, 2003;

   (3) to consider and vote upon a proposal to approve an amendment to the Stock Option Plan for the Corporation as set forth in the Proxy Statement;

   (4) acting upon a stockholder proposal recommending that the Board of Directors consider placing certain limitations on when stock option grants may be awarded to the Corporation's investment personnel; and

   (5) to transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on February 14, 2003, as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting.

                                        By order of the Board of Directors,

                                        LAWRENCE L. HOOPER, JR.
                                        Vice President, Secretary and
                                        General Counsel

Baltimore, MD

   Note: Stockholders who do not expect to attend the meeting are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Telephone and Internet voting are also offered.

                       PETROLEUM & RESOURCES CORPORATION

                             Seven St. Paul Street
                           Baltimore, Maryland 21202

                                --------------
                                Proxy Statement
                                --------------

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Petroleum & Resources Corporation, a Maryland corporation (the "Corporation"), for the Annual Meeting of Stockholders to be held on Tuesday, March 25, 2003, and is first being sent to stockholders on or about February 21, 2003.

   Only stockholders of record at the close of business on February 14, 2003, may vote at the Annual Meeting to be held on March 25, 2003. On the record date, the Corporation had outstanding 21,494,367 shares of Common Stock ("Common Stock").

   The holders of the Common Stock shall be entitled to one vote per share. The Corporation has no other class of security outstanding. For Proposal (1), referred to below, directors shall be elected by a plurality of the votes cast at the meeting, and Proposals (2), (3), and (4) referred to below, require the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Corporation's Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting. Proxies received by the Corporation that are marked "without authority" or abstain, or that constitute a broker non-vote, are counted as present for purposes of determining a quorum at the meeting. Broker non-votes are shares held in the name of a broker or nominee for which the broker or nominee indicates that instructions have not been received from the beneficial owner or person entitled to vote and the broker or nominee does not have discretionary voting power. Proxies marked "withhold authority", abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1), (2), (3), or (4), below.

   The Annual Meeting is being held on March 25, 2003, for the following purposes: (1) election of directors of the Corporation; (2) ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Corporation for or during the year ending December 31, 2003; (3) to consider and vote upon a proposal from the Board of Directors to approve an amendment to the Stock Option Plan of the Corporation; (4) if presented, acting upon a stockholder proposal recommending that the Board of Directors consider placing certain limitations on when stock option grants may be awarded to the Corporation's investment personnel; and (5) transaction of such other business as may properly come before the meeting or any adjournment thereof. At the date of this proxy statement, the only business that the management intends to present, or knows that others may present at the meeting, are Proposals (1), (2), (3) and (4), referred to above. Should any other matter come before the meeting, however, action may be taken thereon pursuant to proxies in the form enclosed.

   Except for Proposals (1), (2), (3), and (4), referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Corporation, by executing a later dated proxy, or by appearing and voting at the meeting. Properly executed proxies will be voted as directed, but, if no direction is specified, the shares covered by a given proxy will be voted in favor of Proposals (1), (2), and (3), and against Proposal (4). Under Maryland Law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

   The Corporation will pay all costs of soliciting proxies in the accompanying form. See "Other Matters" below. Solicitation will be made by mail, and officers, regular employees, and agents of the Corporation may also solicit proxies by telephone or personal interview. The Corporation expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

                           (1) ELECTION OF DIRECTORS

   Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:

Enrique R. Arzac           W. D. MacCallan            John J. Roberts
Daniel E. Emerson          W. Perry Neff              Susan C. Schwab
Edward J. Kelly, III       Douglas G. Ober*           Robert J. M. Wilson
Thomas H. Lenagh           Landon Peters

   If for any reason one or more of the nominees above named shall become unable or unwilling to serve (which is not now expected) when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Corporation.

Information as to Nominees for Election as Directors (as of December 31, 2002)

   Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Corporation, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all directors and officers of the Corporation as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

                                                                                  Has        Shares of
                                                                                 been a     Common Stock
                  Name, Age, Positions with the Corporation,                    Director Beneficially Owned
              Other Principal Occupations and Other Affiliations                 since      (a)(b)(c)(d)
              --------------------------------------------------                -------- ------------------
Independent Directors
---------------------
Enrique R. Arzac, 61, Professor of Finance and Economics, formerly Vice Dean of   1987         3,025
 Academic Affairs of the Graduate School of Business, Columbia University.
 Director of The Adams Express Company and Credit Suisse Asset
 Management Funds (8 funds) (investment companies).

----------
* Mr. Ober is an "interested person", as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

                                                                                      Has        Shares of
                                                                                     been a     Common Stock
                    Name, Age, Positions with the Corporation,                      Director Beneficially Owned
                Other Principal Occupations and Other Affiliations                   since      (a)(b)(c)(d)
                --------------------------------------------------                  -------- ------------------
Daniel E. Emerson, 78, Retired Executive Vice President of NYNEX Corporation          1987          9,861
 (communications), retired Chairman of the Board of both NYNEX Information
 Resources Co. and NYNEX Mobile Communications Co. Previously, Executive
 Vice President and Director of New York Telephone Company. Presently,
 Chairman, The National YMCA Fund, Inc. Director of The Adams Express
 Company.

Edward J. Kelly, III, 49, President and Chief Executive Officer of Mercantile         2001          1,030
 Bankshares Corporation since March 2001. Formerly, Managing Director with
 J.P. Morgan Chase & Co. (investment bank and global financial institution) from
 February 1996 to January 2001. Director of The Adams Express Company,
 Hartford Financial Services Group, Constellation Energy Group, CIT Group
 (commercial finance) and CSX Corporation (transportation); and member of
 Board of Trustees of Johns Hopkins University.

Thomas H. Lenagh, 84, Financial Advisor, Chairman of the Board, Inrad Corp.           1987          2,148
 (crystals) since August 1999. Formerly, Chairman of the Board and Chief
 Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.)
 (consultants). Formerly, Treasurer and Chief Investment Officer of the Ford
 Foundation (charitable foundation). Director of Gintel Fund, Cornerstone Funds,
 Inc. (3 funds), and The Adams Express Company (investment companies).

W. D. MacCallan, 75, Retired Chairman of the Board and Chief Executive Officer        1971         19,509
 of the Corporation. Director, former Chairman of the Board and Chief Executive
 Officer of The Adams Express Company. Formerly, consultant to the
 Corporation and The Adams Express Company.

W. Perry Neff, 75, Private Financial Consultant. Retired Executive Vice President     1971          1,289
 of Chemical Bank. Director of The Adams Express Company.

Landon Peters, 72, Private Investor. Formerly, Investment Manager, Y.M.C.A.           1987          5,555
 Retirement Fund and Executive Vice President and Treasurer and prior thereto
 Senior Vice President and Treasurer of The Bank of New York. Director of The
 Adams Express Company.

John J. Roberts, 80, Senior Advisor to American International Group, Inc.             1987          1,629
 (insurance) since September 1997 and, formerly, Vice-Chairman, External
 Affairs, American International Group, Inc. from May 1989 to September 1997.
 Formerly, Chairman and Chief Executive Officer of American International
 Underwriters Corporation (insurance). Previously, President of American
 International Underwriters Corporation-U.S./Overseas Operations. Honorary
 Director of American International Group, Inc. and Director of The Adams
 Express Company.

Susan C. Schwab, 47, Dean of the School of Public Affairs at the University of        2000            593
 Maryland, College Park, since 1995. Formerly, Director of Corporate Business
 Development at Motorola, Inc. (electronics). Director of Calpine Corp. (energy)
 and The Adams Express Company.

Robert J. M. Wilson, 82, Retired President of the Corporation. Director and retired   1975         10,713
 President of The Adams Express Company.


                                                                                Has        Shares of
                                                                               been a     Common Stock
                 Name, Age, Positions with the Corporation,                   Director Beneficially Owned
             Other Principal Occupations and Other Affiliations                since      (a)(b)(c)(d)
             --------------------------------------------------               -------- ------------------

Interested Director
-------------------
Douglas G. Ober, 56, Chairman of the Board and Chief Executive Officer of the   1989         55,878(e)
 Corporation since April 1, 1991. Director, Chairman of the Board and Chief
 Executive Officer of The Adams Express Company.
Directors and executive officers of the Corporation as a group.                             231,481

   The address for each director is the Corporation's office, shown on page 1 hereof.
----------
(a) To the Corporation's knowledge, other than shares referred to in footnote
    (c) below, each director had sole investment and voting power with respect to the shares shown opposite his or her name, except (i) Mr. Lenagh, who had only investment power; and (ii) 2,462 shares shown for Mr. Peters, which were beneficially owned by his wife, and as to which he had shared investment power but no voting power and disclaims beneficial ownership.
(b) Of the amounts shown as beneficially owned by the directors and executive officers as a group, 53,379 shares were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of The Adams Express Company.
(c) The amounts shown include shares subject to option under the Corporation's Stock Option Plan (see "Stock Option Plan" below) held by Mr. Ober (42,509 shares), and directors and executive officers as a group (122,672 shares). Mr. Ober and the other officers with shares subject to option all disclaim beneficial ownership of those shares.
(d) Calculated on the basis of 21,510,067 shares of Common Stock outstanding on December 31, 2002, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned 1.1% of the Common Stock outstanding.
(e) Of the amounts shown, 13,304 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Corporation.

Independent Directors      Dollar Value of Shares Owned
---------------------      ----------------------------
Enrique R. Arzac                       $50,001-$100,000
Daniel E. Emerson                 greater than $100,000
Edward J. Kelly, III                    $10,001-$50,000
Thomas H. Lenagh                       $50,001-$100,000
W. D. MacCallan                   greater than $100,000
W. Perry Neff                           $10,001-$50,000
Landon Peters                     greater than $100,000
John J. Roberts                         $10,001-$50,000
Susan C. Schwab                         $10,001-$50,000
Robert J. M. Wilson               greater than $100,000
Interested Director
-------------------
Douglas G. Ober                   greater than $100,000

   The nominees identified above are also nominees for election to the Board of Directors of The Adams Express Company ("Adams"), the Corporation's largest stockholder (see "Principal Stockholder" on page 6).

Section 16(a) Beneficial Ownership Reporting Compliance

   Each director and officer of the Corporation who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Corporation's securities. Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Corporation has no reason to believe that such directors and officers have not filed all requisite reports with the Securities and Exchange Commission on a timely basis during 2002.

Information as to Other Executive Officers

   Set forth below are the names, ages and positions with the Corporation of all executive officers of the Corporation other than those who also serve as directors. Executive officers serve as such until the election of their successors.

   Mr. Lawrence L. Hooper, Jr., 50, has served as Vice President since March 30, 1999, and as Secretary and General Counsel since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

   Ms. Maureen A. Jones, 55, has served as Vice President since January 1, 1998, and as Treasurer since January 1, 1993. She was elected Chief Financial Officer on March 26, 2002.

   Mr. Richard F. Koloski, 58, has served as President since April 1, 1986. As previously announced, Mr. Koloski intends to retire at the end of March 2003.

   Mr. Joseph M. Truta, 58, has served as Executive Vice President since January 1, 1986.

                                                                 Shares of
                                                                Common Stock
  Security Ownership of Management in the Corporation (a)    Beneficially Owned
Name                                                            (b)(c)(d)(e)
----                                                         ------------------
Lawrence L. Hooper, Jr......................................       10,833
Maureen A. Jones............................................       12,961
Richard F. Koloski..........................................       62,521
Joseph M. Truta.............................................       33,936

----------
(a) As of December 31, 2002. Share ownership of directors and executive officers as a group is shown in the table beginning on page 2 and footnotes thereto.
(b) To the Corporation's knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (d) below.
(c) Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of Adams: Mr. Hooper (1,278 shares), Ms. Jones (2,970 shares), Mr. Koloski (31,456 shares), and Mr. Truta (4,371 shares).
(d) The amounts shown include shares subject to option under the Corporation's Stock Option Plan (see "Stock Option Plan" below), held by Mr. Hooper (9,542 shares), Ms. Jones (9,991 shares), Mr. Koloski (31,065 shares), and Mr. Truta (29,565 shares). These officers disclaim beneficial ownership of those shares.
(e) Calculated on the basis of 21,510,067 shares of Common Stock outstanding on December 31, 2002, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholder

   At December 31, 2002, only one person or group of persons was known by the Corporation to own beneficially more than five percent of any class of the Corporation's voting securities.

                                                  Amount and
                                                  Nature of
                            Name and Address      Beneficial Percent of
         Title of Class    of Beneficial Owner    Ownership    Class
         --------------    -------------------    ---------- ----------
          Common Stock  The Adams Express Company  1,985,966    9.2%
                        Seven St. Paul Street       direct
                        Baltimore, Maryland 21202

Board Meetings

   The Board of Directors held twelve meetings during 2002, at which overall attendance was approximately 95%. Each Director attended at least 88% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2002.

Audit Committee

   Messrs. Arzac, MacCallan, Neff and Roberts, each of whom is an independent director, as such is defined by the Rules of the New York Stock Exchange, constitute the membership of the Board's standing Audit Committee, which met three times in 2002. The Board has adopted a written charter under which the Audit Committee operates, which was most recently amended in January 2001. Set forth below is the report of the Audit Committee:

Audit Committee Report

   The purposes of the Committee are set forth in the Committee's written charter. As provided in the charter, the role of the Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Committee also recommends to the Board the selection of the Corporation's independent accountants. Management, however, is responsible for the preparation, presentation and integrity of the Corporation's financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews.

   In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report of the Corporation with the Corporation's management and the independent accountants. In addition, the Committee has discussed with the independent accountants the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Committee has also received from the independent accountants the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of nonaudit services by the independent accountants is compatible with maintaining the accountants' independence, and discussed with the accountants the accountants' independence.

   In reliance on the reviews and discussions with management and the independent accountants referred to above, and subject to the limitations on the responsibilities and role of the Committee set forth in the charter and discussed above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's 2002 Annual Report, for filing with the Securities and Exchange Commission.

   Respectfully submitted on February 14, 2003 by the members of the Audit Committee of the Board of Directors:

                                       Enrique R. Arzac
                                       W.D. MacCallan
                                       W. Perry Neff, Chairman
                                       John J. Roberts

Compensation Committee

   Messrs. Emerson, Lenagh, Peters, Wilson, and Ms. Schwab constitute the membership of the Board's standing Compensation Committee, which met three times during 2002. The Compensation Committee reviews and recommends changes in the salaries of directors, officers, and employees, and advises upon the compensation and stock option plans in which the executive officers, officers, and employees of the Corporation are eligible to participate.

Executive Committee

   Messrs. Emerson, Kelly, Neff, Ober*, Peters, Wilson, and Ms. Schwab constitute the membership of the Board's standing Executive Committee, which met twice during 2002. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Corporation's By-laws, or Board resolution. The Executive Committee, minus Mr. Ober, also performs the duties of a nominating committee. It recommends to the full Board candidates for directorship. It is the policy of the Executive Committee not to consider unsolicited nominations for director.

Retirement Benefits Committee

   Messrs. Arzac, Kelly, Lenagh, MacCallan, and Roberts are the director members of the standing Retirement Benefits Committee of the Corporation, which administers the Employees' Retirement Plan, Supplemental Retirement Plan and the Employee Thrift Plan of the Corporation. This Committee met twice during 2002.

Board of Directors Compensation

   During 2002, each director who is not an interested person received an annual retainer fee of $10,000 and a fee of $500 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each meeting attended; the Chairman of each committee except for the Executive Committee receives an additional fee of $500 for each Committee meeting attended. The total amount of fees paid to the independent directors in 2002 was $209,750.

Transactions with Principal Stockholders

   The Corporation shares certain expenses for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel, with Adams, of

----------
*  Mr. Ober is an "interested person."

which all the above-named nominees are also directors. These expenses were paid by Adams and, on the date the payment was made, the Corporation simultaneously paid to Adams its allocated share, based on either the proportion of the size of the investment portfolios of the two companies, or, where possible, on an actual usage basis. In 2002, the Corporation's share of such expenses was $478,113.

Audit Fees

   The aggregate fees paid and accrued by the Corporation for professional services rendered by its independent accountants, PricewaterhouseCoopers LLP, for the audits of the Corporation's annual and semi-annual financial statements for 2002 and the reviews of the financial statements contained in the First and Third Quarter reports in 2002 was $51,905.

Financial Information Systems Design and Implementation Fees

   No such fees were billed to the Corporation by its accountants during 2002.

All Other Fees

   The aggregate fees billed for services to the Corporation by PricewaterhouseCoopers LLP, other than for the services referenced above, for 2002 was $2,250.

   The Board's Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining
PricewaterhouseCoopers LLP's independence.

Remuneration of Directors and Others

   The following table sets forth for each of the persons named below the aggregate current remuneration received from the Corporation during the fiscal year ended December 31, 2002, for services in all capacities:

                                                                        Pension or
                                                                        Retirement      Estimated
                                                                     Benefits Accrued    Annual
                                                   Aggregate         During the Last  Benefits upon
Name of Person             Position        Remuneration (1)(2)(3)(4) Fiscal Year (5)   Retirement
--------------       --------------------- ------------------------- ---------------- -------------
Douglas G. Ober      Chairman of the Board
                       and Chief Executive
                       Officer (A)                 $191,988                 --          $ 82,608
Richard F. Koloski   President                      271,800                 --           101,124
Joseph M. Truta      Executive Vice
                       President                    126,720                 --            52,530
Enrique R. Arzac     Director (B)(D)                 21,000                N/A               N/A
Daniel E. Emerson    Director (A)(C)                 20,000                N/A               N/A
Edward J. Kelly, III Director (A)(D)                 18,750                N/A               N/A
Thomas H. Lenagh     Director (C)(D)                 22,000                N/A               N/A
W. D. MacCallan      Director (B)(D)                 21,500                N/A               N/A
W. Perry Neff        Director (A)(B)                 22,500                N/A               N/A
Landon Peters        Director (A)(C)                 20,500                N/A               N/A
John J. Roberts      Director (B)(D)                 21,500                N/A               N/A
Susan C. Schwab      Director (A)(C)                 21,000                N/A               N/A
Robert J. M. Wilson  Director (A)(C)                 21,000                N/A               N/A

----------
(A)  Member of Executive Committee

(B)  Member of Audit Committee

(C)  Member of Compensation Committee

(D)  Member of Retirement Benefits Committee

----------
(1) Of the amounts shown, direct salaries paid by the Corporation to Messrs. Ober, Koloski, and Truta were $105,280, $175,000, and $70,000, respectively.
(2) Of the Corporation's direct salaries, $3,359 for Mr. Ober, $8,400 for Mr. Koloski, and $3,360 for Mr. Truta, was deferred compensation under the Corporation's Employee Thrift Plan. Under the Employee Thrift Plan, the Corporation also makes contributions to match the contributions made by eligible employees (see "Employee Thrift Plan" below). Of the amounts shown, $6,718, $16,800, and $6,720 were plan contributions for Messrs.
    Ober, Koloski, and Truta, respectively. The non-employee Directors do not participate in the Employee Thrift Plan.
(3) Of the amounts shown, $80,000, $80,000, and $50,000 were incentive compensation accrued for Messrs. Ober, Koloski, and Truta, respectively, in 2002 and deferred until January 2003.
(4) In addition, $70,117 for Mr. Koloski and $89,109 for Mr. Truta was the net gain realized by them upon the exercise of stock appreciation rights during 2002 granted under the Corporation's Stock Option Plan (see "Stock Option Plan" below). These sums are in addition to the aggregate remuneration amounts shown in this summary table.
(5) The Corporation has a noncontributory Employees' Retirement Plan. No contributions were made by the Corporation to this plan in 2002.

   Messrs. Ober, Koloski, and Truta also received direct salaries, deferred compensation, thrift plan contributions, and incentive compensation from Adams, which amounts had been included in this summary table in years prior to 2000.

Equity Compensation Plan Information

   The following table provides information as of December 31, 2002, about shares of Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under the Corporation's Stock Option Plan, which is the Corporation's only equity compensation plan. The shares indicated in the table represent shares outstanding under the Corporation's Stock Option Plan.

                                          Number of       Weighted-     Number of Securities
                                      Securities to be     Average     Remaining Available for
                                         Issued upon    Exercise Price  Future Issuance under
                                         Exercise of    of Outstanding   Equity Compensation
                                         Outstanding       Options,       Plans (excluding
                                      Options, Warrants  Warrants and  Securities reflected in
                                         and Rights         Rights           Column (a))
                                             (a)             (b)                 (c)
                                      ----------------- -------------- -----------------------
Equity compensation plans approved by
  shareholders.......................    152,012 (1)       $18.0662            274,929

----------
(1) Of this amount, 27,808 shares relate to options currently exercisable.

Stock Option Plan

   On December 12, 1985, the Corporation's Board of Directors adopted a Stock Option Plan (the "Plan"), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and was amended at the March 29, 1994 Annual Meeting of Stockholders. The Plan provides for the grant to "key employees" (as defined in the Plan) of options to purchase shares of Common Stock of the Corporation, together with related stock appreciation rights. As of December 31, 2002, (i) the number of shares subject to outstanding options under the Plan was 152,012 and (ii) the number of shares available for future grants under the Plan was 274,929. All options granted or to be granted under the Plan are treated as non-qualified stock options under the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors, which consists of five members of the Board, none of whom is eligible to receive grants under the Plan. The grant of options is at the discretion of the Compensation Committee.

   The Plan, as proposed to be amended, is summarized beginning on page 15. The only difference between the current Plan and the Plan, as proposed to be amended, is that under the current Plan options and stock appreciation rights may be granted until December 8, 2003, whereas under the Plan, as proposed to be amended, that date would be extended to December 8, 2006.

Employee Thrift Plan

   Employees of the Corporation who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on page 9 regarding 2002 contributions for the officers and directors identified therein). The Corporation (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee's contribution or to the maximum permitted by law. Employees may also contribute an additional 10% of base salary to the thrift plan, but these post-tax contributions are not matched by the Corporation. All employee contributions are credited to the employee's individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Corporation, or of Adams, or several mutual funds, or a combination thereof. Fifty percent of the Corporation's matching contributions is invested in the Corporation's Common Stock, and the remaining fifty percent is invested in the same manner that the employee has elected for his or her contributions. An employee's interest in amounts derived from the Company's contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payment of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.

Employees' Retirement Plan

   The employees of the Corporation with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Corporation on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plan provides for the payment of benefits in the event of an employee's retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee's highest thirty-six months average of an employee's final sixty months annual salary, including incentive compensation, multiplied by years of service. Retirement benefits cannot exceed 60% of the highest thirty-six months' average out of the employee's final sixty months annual salary including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee's early or deferred retirement, disability, or death. Contributions are made to a trust to fund these benefits.

   On March 10, 1988, the Board of Directors of the Corporation unanimously approved a supplemental retirement benefits plan (the "Supplemental Plan") for employees of the Corporation. On June 11, 1998, the Supplemental Plan was amended and restated as of January 1, 1998. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Corporation described above. In accordance with such limitations, the annual benefit payable under the Corporation's retirement plan may not exceed the lesser of $160,000 for 2003 and the employee's average total compensation paid during the three highest-paid consecutive calendar years of employment. The $160,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

   The Supplemental Plan authorizes the Corporation to pay annual retirement benefits to beneficiaries in an amount equal to the difference between the maximum benefits payable under the retirement plan described above and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Corporation as benefits become due. The Corporation has established a funding vehicle using life insurance policies owned by the Corporation for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made concurrently with and in the same form as payment of benefits under the Corporation's retirement plan. During 2002, the Corporation made payments of $15,467 under the Supplemental Plan.

Brokerage Commissions

   During the past fiscal year, the Corporation paid brokerage commissions in the amount of $152,496 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the American Stock Exchange, substantially all of which were paid to brokers providing research and other investment services to the Corporation. The average per share commission rate paid by the Corporation was $0.058. No commissions were paid to an affiliated broker.

Portfolio Turnover

   The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

2002            2001              2000
----            ----              ----
9.69%           6.74%             7.68%

Expense Ratio

   The ratio of expenses to the average net assets of the Corporation for the past three years has been as follows:

 2002            2001              2000
 ---             ----              ----
 0.49%           0.35%             0.59%

           (2) RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Investment Company Act of 1940 (the "Act") requires, in effect, that the Corporation's independent accountants be selected by a majority of those members of the Board of Directors who are not "interested persons" (as defined by the Act) of the Corporation; that such selection may be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent accountants be conditioned on the right of the Corporation, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland, independent accountants, which firm was the Corporation's principal auditor during the year 2002, has been selected as independent accountants of the Corporation to audit the books and accounts of the Corporation for or during the year ending December 31, 2003, by a majority of those members of the Board of Directors who were not "interested persons" of the Corporation, voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. The Corporation has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Corporation.

   The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

              (3) PROPOSAL OF THE BOARD OF DIRECTORS TO AMEND THE
                     STOCK OPTION PLAN OF THE CORPORATION

   The Board of Directors has adopted an amendment, subject to approval by the stockholders, to extend the term of the Stock Option Plan of Petroleum & Resources Corporation (the "Plan") for an additional 3 years. If approved by the stockholders, the amendment shall extend from December 8, 2003 to December 8, 2006, the last date on which options may be granted under the Plan. The amendment makes no other changes to the Plan. The Plan, as proposed to be amended, is attached as Exhibit A, and is also described generally below. The description below is qualified in its entirety by reference to Exhibit A.

Current Plan

   The Plan was initially adopted by the Board of Directors in 1985 and was approved by the stockholders at the 1986 Annual Meeting. At that time, 335,000 shares of Common Stock were authorized for option grants pursuant to the Plan and options could be granted until December 11, 1995. At the 1994 Annual Meeting, the stockholders approved amendments to the Plan that made an additional 480,000 shares of Common Stock available for future option awards, which number was adjusted upward in 2000 to reflect the 3-for-2 stock split the Corporation conducted at that time. The 1994 amendments also extended the time period during which such options may be granted to December 8, 2003. Since 1985, options for 539,473 shares have been granted to key employees by the Compensation Committee of the Board of Directors.

   As of February 14, 2003, 253,670 shares remain available for future grants under the Plan until December 8, 2003, and if the proposed amendment is adopted, such shares will remain available for future grants until December 8, 2006. No additional shares will be added to the Plan by the amendment.

Proposed Amendment

   The purpose of the Plan is to aid the Corporation in securing and retaining key employees of outstanding ability by making it possible to offer them an incentive, in the form of a proprietary interest in the Corporation, to join or continue in the service of the Corporation, and to increase their efforts for its success. In the judgment of the Board of Directors, since its adoption in 1985, the Plan has contributed effectively to the Corporation's achievement of these purposes, without an adverse impact on the Corporation's stockholders. The grant of stock options under the Plan has helped the Corporation to attract and retain the key employees who comprise the dedicated staff of research analysts, portfolio managers, and senior administrative executives employed by the Corporation. Because of their equity interest in the Corporation resulting from the options granted to them under the Plan, the key employees' interests are more closely attuned to and aligned with the interests of the stockholders.

   The number of options that can be granted in any one year under the Plan is effectively limited due to the restrictions that the Securities and Exchange Commission imposed when it granted an exemption under the Investment Company Act of 1940 to permit the Corporation to adopt a stock option plan in 1985. Under the restrictions, in essence, an employee can be granted options in any one year for shares valued (at the time of grant) at no more than $100,000. By the Board of Directors' calculation, there are sufficient shares authorized under the Plan to cover option grants for at least the next several years. However, the Plan does not permit any options to be awarded after December 8, 2003, despite the availability of ample shares under the Plan as it now stands.

   To ensure that the objectives of the Plan may continue to be met for the near-term by enabling the Compensation Committee to continue to grant options under the Plan, in its discretion, to key employees after December 8, 2003, the Board of Directors deems it advisable to extend for an additional 3 years the time period during which such options may be granted. The Board of Directors is not proposing to increase the number of shares that remain available for future grants or to change any of the other provisions of the Plan. During the proposed three-year extension period, the Board of Directors intends to analyze the Plan further and to update it as deemed appropriate to meet the future needs of the Corporation.

   It should be noted that the Corporation has always been required to show in its financial statements, as an expense, the monetary impact of the options and rights that have been granted, commonly known as "expensing" the options. Stockholders have been able to gauge the financial impact on the Corporation and its stockholders of the options and rights granted under the Plan in each of the shareholder reports that the Corporation has issued since the Plan was adopted. The Corporation has disclosed this information long before the recent controversy surfaced concerning other companies' disclosure of the expenses attributable to stock options they have issued.

Plan Benefits

   The following table reflects the number of shares subject to options awarded under the Plan for the fiscal year ended December 31, 2002:

                               Stock Option Plan

                                       Current Per
                                      Share Option    Number of Shares
         Name and Position           Exercise Price* Subject to Options
         -----------------           --------------- ------------------
         Douglas G. Ober,
           Chairman of the Board and
           Chief Executive Officer       $22.455            4,322

         Richard Koloski,
           President                     $22.455            4,322

         Joseph M. Truta,
           Executive Vice President      $22.455            4,322

         Executive Group                 $22.455           19,880

         Non-Executive Officer
           Employee Group                $22.455            3,889

         Non-Executive Director
           Group                             N/A                0

----------
* The original exercise price was $23.135 and has been adjusted to reflect the $0.68 per share the Corporation paid out in capital gains in 2002.

   Future awards are subject to the availability of shares for issuance under the Plan and are issued at the discretion of the Compensation Committee. The Plan restricts the number of options receivable by any individual participant (see below under the heading "Description of the Plan, as Amended").

Description of the Plan, as Amended

   The following is a description of the Plan, as proposed to be amended.

   The Plan, after giving effect to the 3-for-2 stock split in 2000, provides that 253,670 shares currently remain available for stock option grants until December 8, 2003. If the proposed amendment is adopted, the same number of shares will be available for grants, but the time will be extended until December 8, 2006. The number of shares available for stock option grants is subject to adjustment to reflect stock dividends, stock splits and other changes to the stock of the Corporation or the structure of the Corporation itself. The aggregate fair market value (determined as of the date a stock option is granted) of the shares with respect to which options are exercisable for the first time by an optionee in any calendar year under all the plans of the Corporation and its subsidiaries shall not exceed $100,000. No individual shall receive options or rights with respect to more than 35% of the shares of Common Stock which may be issued under the Plan nor shall persons who are Corporation employees at the time the Plan is adopted receive options or rights with respect to more than 66 2/3% of the shares of Common Stock which may be issued under the Plan. Any shares optioned that cease to be subject to an option (other than by reason of the exercise thereof) will again be available for option under the Plan; provided, however, that any shares subject to option under an option (or part thereof) that is cancelled upon exercise of a stock appreciation right shall be treated as if the option (or part thereof) itself were exercised, and such shares shall no longer be available for grant.

   The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") appointed by the Board of Directors and consisting of at least three members of the Board, none of whom shall be eligible to be selected for the grant of an option or right under the Plan. The Committee shall have the power and authority to administer, enforce and interpret the Plan, to make rules for carrying it out and to make changes in such rules. The designation of the key employees to whom options and stock appreciation rights may be granted and, within the limits set forth in the Plan and described herein, the number of shares that may be optioned to any such key employee is to be made by the Committee. Approximately eleven persons are currently eligible to receive awards under the Plan.

   The Board of Directors, including those constituting the Committee, will review periodically the potential impact that the grant or exercise of options or rights could have on the Corporation's expenses and earnings and net asset value per share. Such reviews will take place prior to any decisions to grant options or rights, but in no event less frequently than annually. The Board of Directors will have the authority to take steps to assure that the grant or exercise of options or rights will not have an adverse effect on the Corporation's stockholders. All grants of options and rights will be made on the basis that such grants are in the best interests of the Corporation and its stockholders.

   Under the Plan (a) the option price per share shall not be less than fair market value at the time of grant, except that the option price per share will be reduced after grant of the option to reflect capital gain distributions to the Corporation's stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price, (b) an option will not become exercisable until the optionee shall have remained in the employ of the Corporation for at least one year after the date of grant and may be exercised for ten years from the date of grant unless an earlier expiration date is stated in the option, (c) no stock appreciation right shall be exercisable within two years of its date of grant, (d) payment in full of the option price shall be made upon exercise of each option, either in cash, shares of Common Stock of the Corporation with a fair market value on the date of exercise equal to the option price, or by a combination of cash and such shares equal in the aggregate to the option price,
(e) no option or stock appreciation right shall be granted after December 8, 2006, but options and stock appreciation rights theretofore granted may extend beyond that date, (f) an option or stock appreciation right may not be exercised by any person other than the optionee during his lifetime, and may not be transferable other than by will or the laws of descent and distribution, and (g) a stock appreciation right may not be transferred except to the transferee of the related option. If any optionee's employment terminates for reasons other than death or disability, the option will expire at the earlier of the expiration date set forth in the option or three months from the date of termination. If an optionee dies or is disabled while still employed by the Corporation, the option will expire at the earlier of the expirations date set forth in the option or one year from the date of death or disability. The option price per share and the number of shares will be adjusted to reflect reorganizations, recapitalizations, stock splits, stock dividends, capital gain distributions and other such events. No disposition of shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may be made within the later of two years of the date of the option and one year of the acquisition of such shares.

   The Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter and in respect of all or part of such option, provided that the optionee is a key employee at the time of grant of the stock appreciation rights. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Corporation with a fair market value, at the time of exercise of any such right, equal to the amount by which the fair market value of all shares subject to the option (or part thereof) in respect of which a stock appreciation right was granted exceeds the exercise price of such option (or part thereof), (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. The final determination whether a stock appreciation right will be settled in stock, cash or a combination thereof will be made by the Committee in its discretion. Cash and shares will be paid upon exercise of a stock appreciation right, however, only if and to the extent that it would not result in a greater dilution of the interests of existing stockholders of the Corporation than would result if the related options were exercised. No stock appreciation right shall be exercisable prior to two years from the date of its grant. To the extent an option is exercised in whole or part, any stock appreciation right granted in respect of such option (or part thereof) shall terminate and cease to be exercisable. To the extent a stock appreciation right is exercised in whole or part, the option (or part thereof) in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

   The Board of Directors has the power to amend the Plan at any time. It does not have the power, however, except as may be otherwise provided in the Plan, to (a) increase the maximum number of shares authorized for the Plan, (b) change the class of eligible employees to other than key employees, (c) reduce the basis upon which the minimum option price is determined, (d) extend the period within which options or stock appreciation rights under the Plan may be granted, (e) change the basis upon which shares or cash may be distributed upon exercise of a stock appreciation right, (f) provide for an option exercisable during a period of less than one year from the date of its grant, except as provided in the Plan, or exercisable more that ten years from the date of grant, or (g) provide for a stock appreciation right exercisable during a period of less than two years from the date of its grant or more than ten years from the date the related option is granted. Other than its authority under the Plan to take steps to assure that the grant or exercise of options or rights will not have an adverse effect on, and are in the best interest of, the Corporation's stockholders, the Board of Directors shall have no power except to the extent, if any, provided in the option, to change the terms of any previously granted option in a manner that would adversely affect the rights of the holder thereof without the consent of such holder.

   During the period that stock appreciation rights are outstanding, the Corporation will accrue as an expense the amount, if any, by which the fair market value of Common Stock subject to stock appreciation rights exceeds the exercise price of the related options.

   The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination, however, shall affect options or stock appreciation rights then in effect.

   The proceeds received by the Corporation upon the exercise of options granted under the Plan will be used for general corporate purposes. The closing price per share of Common Stock of the Corporation on the New York Stock Exchange--Composite Transactions on February 3, 2003 was $19.15.

Federal Income Tax Consequences

   The following is a brief summary of the material United States federal income tax consequences of nonqualified stock options and stock appreciation rights granted under the Plan. Options granted under the Plan currently do not meet the requirements to qualify as incentive stock options under the Internal Revenue Code, due to the downward adjustment of the option price to reflect capital gain distributions.

      (a) The grant of a nonqualified stock option will not result in any immediate tax consequence to the Corporation or the optionee. Upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the stock acquired at the time of exercise less the option exercise price. The Corporation will be entitled to a deduction upon exercise of a nonqualified option equal to the amount of ordinary income realized at the time by the optionee.

      (b) The grant of a stock appreciation right will not result in any immediate tax consequence to the Corporation or to the optionee. Upon the exercise of a stock appreciation right, any cash received and the fair market value on the exercise date of any stock received will constitute ordinary income to the optionee. The Corporation will be entitled to a deduction upon exercise of a stock appreciation right equal to the amount of ordinary income realized at that time by the optionee.

Resolution

   The resolution to approve the amendment to the Plan is as follows:

   "RESOLVED, that the following amendment to the Stock Option Plan of Petroleum & Resources Corporation be, and hereby is, approved effective December 8, 2003:

      (1) Paragraph (a) of Section 8 is hereby amended by deleting the words 'December 8, 2003' and substituting therefor the words 'December 8, 2006'; and

      (2) Paragraph (c) of Section 8 is hereby amended by deleting the words 'December 8, 2003' and substituting therefore the words 'December 8, 2006'."

   The Board of Directors unanimously recommends that you vote FOR the adoption of this amendment to the stock option plan.

                           (4) STOCKHOLDER PROPOSAL

   John R. Stewart, 9716 Brawley Drive, Las Vegas, NV 89134, owner of 2,231 shares of Common Stock, has given notice that he intends to submit a proposal at the Annual Meeting and has requested that it be included in this year's proxy material. The Board of Directors unanimously recommends that you vote AGAINST the proposal. The reasons for the Board's opposition to the proposal are set forth in the Board's statement of opposition that appears immediately after the proposal and its supporting statement.

Stockholder Proposal

   "RESOLVED: The shareholders of Petroleum & Resources Corporation request the Board of Directors to consider issuing stock options, under the Corporation's Stock Option Plan, to officers and other employees of the Corporation whose main function is to select and/or evaluate investments for the fund, only when
1) the net asset value of the fund out performs the Standard & Poor's 500 stock index by at least 1 percentage point, and 2) the fund has a positive performance for the same time period. The time period shall be for a calendar year or a fiscal year, to be determined by the Board of Directors. Both the stock index and the fund net asset value are to be adjusted by any distributions. This proposal shall not apply to employees who are not directly involved in the investment selection process."

Proponent's Supporting Statement

   "The individuals who make the decisions on fund investments should not be in a position to receive stock option awards when the shareholders have a loss. These key people are very well paid and stock options should only be granted for both a positive performance and an out performance when compared to the S&P 500 Index."

   The Board of Directors believes that your vote AGAINST the proposal will be in the best interests of the stockholders.

The Board of Directors' Statement of Opposition

   The Board opposes this proposal because it goes against the long-term incentive focus behind the grants made under the Corporation's Stock Option Plan (the "Plan"). The proposal would require the Compensation Committee of the Board, comprised entirely of independent directors who are ineligible to receive any stock option grants themselves, to focus solely on the short-term results of the Corporation when awarding stock option grants to the Corporation's team of portfolio managers and research analysts. The Plan, however, has always been used to provide long-term incentives to those employees, as well as to other key employees, and to closely align their interests with those of our stockholders. The grants are used to motivate the investment personnel to remain with the Corporation, and to concentrate their efforts on the long-term investment results of the Corporation's portfolio holdings. The Compensation Committee considers a number of factors, including the most recent performance as well as the longer-term performance of the Corporation's portfolio, in making stock option awards. The Board believes that changing to a short-term consideration that looks only at the last year's results when granting options that have a 10-year life is inconsistent with the purposes of the Plan and would be counterproductive.

   In addition, requiring the Corporation's performance both to beat that of the Standard & Poor's 500 index and to produce a positive return for the investment personnel to be eligible for stock option grants would unfairly punish them in years such as the past three where the overall markets have experienced substantial negative returns, and would not be in the best interest of our stockholders as it could encourage a short-term perspective that creates more risk for the portfolio. After the fact, it turned out that to have produced a positive return in 2000, 2001, or 2002, the investment personnel would have to have taken a more risky approach by concentrating the Corporation's portfolio in a very small number of energy stocks, or to have converted the portfolio substantially to cash and/or bonds. This would have been contrary to the lower risk diversified approach to the energy and natural resources sectors that the Corporation has used with success for decades.

   Moreover, the Compensation Committee uses the ability to award stock options as an incentive in hiring new investment personnel for the Corporation. If the Corporation's short-term performance does not satisfy the parameters set out in the proposal, then the Corporation would not be able to offer stock option grants to prospective portfolio managers and analysts, which would greatly handicap the Corporation's ability to hire the caliber of investment personnel needed to do the intensive research required to manage the portfolio of an internally-managed fund such as ours.

   The proposal will not be adopted unless the votes cast in favor of it exceed the votes cast against it, with a quorum being present. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, proxies will be voted AGAINST the proposal.

   The Board of Directors recommends you vote AGAINST this stockholder proposal for the reasons set forth above.

                               -----------------

                      (5) OTHER MATTERS AND ANNUAL REPORT

   As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

   The Annual Report of the Corporation for the year ended December 31, 2002, including financial statements, is being mailed with this Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 25, 2003. A copy of the Corporation's Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by telephoning Lawrence L. Hooper, Jr., Vice President, Secretary and General Counsel, at (800) 638-2479 or by sending Mr. Hooper an e-mail message at contact@peteres.com.

   The Corporation has retained Georgeson Shareholder Communications Inc. ("GS") to assist in the solicitation of proxies. The Corporation will pay GS a fee for its services not to exceed $5,000 and will reimburse GS for its expenses, which the Corporation estimates will not exceed $2,500.

Stockholder Proposals for 2004 Annual Meeting

   Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting must be received at the office of the Corporation, Seven St. Paul Street, Baltimore, MD 21202, no later than October 24, 2003.

   In addition, pursuant to the Corporation's By-laws, stockholder proposals for consideration at the 2003 Annual Meeting which are not to be included in the Corporation's proxy statement and form of proxy must be received at the office of the Corporation at the address listed in the preceding paragraph no later than January 23, 2004, in order to be eligible for presentation at the 2004 Annual Meeting. Should the Corporation determine to allow a stockholder proposal that is received by the Corporation after January 23, 2004 to be presented at the 2004 Annual Meeting nevertheless, the persons named as proxies in the accompanying form will have discretionary voting authority with respect to such stockholder proposal.

                                                                      EXHIBIT A

                       PETROLEUM & RESOURCES CORPORATION
                               STOCK OPTION PLAN
                            (Amended and Restated)

1. Purpose of Plan.

   The purpose of this Stock Option Plan (the "Plan") is to aid Petroleum & Resources Corporation (the "Corporation") in securing and retaining key employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Corporation, to join or continue in the service of the Corporation and increase their efforts for its welfare. The Plan is to be used to reward both present and future key employees for excellence in performance of their duties and to serve as an incentive for maintaining such performance and thereby enhancing the investment results of the Corporation and its stockholders. It is not a substitute for annual compensation for present and future employees. Moreover, it will be used to attract additional talented personnel to employment.

2. Definitions.

   As used in the Plan, the following words shall have the following meanings:

   (a) "Board of Directors" means the Board of Directors of the Corporation;

   (b) "Common Stock" means common stock of the Corporation;

   (c) "fair market value" means the fair market value of the Common Stock, as shall be determined in good faith by the Board of Directors;

   (d) "Option" means a stock option to purchase shares of Common Stock;

   (e) "Key Employee" means any person, including officers and directors, in the regular full-time employment of the Corporation or any subsidiary who, in the opinion of the Committee referred to in Section 3, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Corporation, provided that an employee of a subsidiary shall not be deemed a Key Employee unless such employee performs management, administrative or advisory services for the Corporation.

   (f) "Participant" means a person to whom an Option is granted that has not terminated and ceased to be exercisable under the Plan; and

   (g) "Right" means a stock appreciation right to elect to receive shares of Common Stock with a fair market value, at the time of any exercise of such stock appreciation right, equal to the amount by which the fair market value of all shares subject to the Option (or part thereof) in respect of which such stock appreciation right was granted exceeds the exercise price of said Option (or part thereof) or to receive from the Corporation, in lieu of such shares, the fair market value thereof, as provided in Section 7.

3. Administration of the Plan.

   (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") appointed by the Board of Directors and consisting of members of the Board of Directors who are not interested persons of the Corporation and in no event less than three in number. None of the members of the Committee shall be eligible to be selected for the grant of any Option or Right under the Plan. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. The action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee.

   (b) The Board of Directors, including the members thereof constituting the Committee, shall review periodically the potential impact that the grant or exercise of Options or Rights could have on the Corporation's expenses and earnings and net asset value per share, such reviews to take place prior to any decisions to grant Options or Rights but in no event less frequently than annually. Adequate procedures and records shall be maintained to permit such review and the Board of Directors, including the members thereof constituting the Committee, shall have the authority to take appropriate steps if necessary to assure that neither the grant nor exercise of Options or Rights would have an adverse effect on the Corporation's stockholders. Such authority shall include, in addition to the authority to prevent or limit the grant of additional Options or Rights, the authority to limit the number of Options or Rights exercised in a given period of time should the directors conclude that the adverse effect on the Corporation's expenses or earnings would be contrary to the interests of stockholders or that the net asset value per share might be excessively diluted. All grants of Options or Rights shall be made on the basis that such issuance is in the best interests of the Corporation and its stockholders.

4. Granting of Options.

   The Committee may from time to time grant Options under the Plan to such Key Employees and for such number of shares as the Committee may determine. The Committee may impose such conditions as it deems advisable on the grant of an Option. The aggregate fair market value, determined at the time an Option is granted, of the shares with respect to which Options are exercisable for the first time by a Participant in any calendar year under all the plans of the Corporation and its subsidiaries shall not exceed $100,000.

5. Granting of Rights.

   The Committee, at the time of grant of an Option or at any time prior to the expiration of its term, also may grant to the Participant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Participant who has been granted the Option, provided that at such time the Participant is a Key Employee. No Right shall be exercisable prior to two years from the date of grant.

6. Terms of Options.

   The term of each Option granted under the Plan shall be determined from time to time by the Committee and shall be set forth in a Stock Option Agreement in a form approved by the Committee, consistent however with the following:

   (a) The Option price per share shall not be less than the fair market value at the time the Option is granted. The Option price per share will be reduced after grant of the Option to reflect capital gain distributions to the Corporation's stockholders; provided that no such reduction shall be made which will reduce the Option price below 25% of the original Option price.

   (b)(i) To the extent that exercise of an Option will not result in the exercise by the Participant of Options exercisable for the first time during any calendar year with respect to shares having a fair market value (determined at the date of grant) of more than $100,000, an Option shall be exercisable in whole or in part from time to time during the period beginning from the time the optionee shall have remained in the employment of the Corporation for at least one year from the date of grant of the Option and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to paragraph (d) of this Section 6.

   (ii) In the event an Option is granted to a Key Employee who owns more than ten percent of the outstanding voting securities of the Corporation, or of a parent or subsidiary of the Corporation, the Option price per share must be at least 110% of the fair market value of a share of the Common Stock on the date of grant, and the Option may not be exercised after the expiration of five years from the date of grant.

   (c) Payment in full of the Option price shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock with a fair market value at the date of exercise equal to the Option price, or by a combination of cash and shares whose fair market value together with such cash shall equal the Option price.

   (d) If a Participant's employment with the Corporation terminates other than by reason of the Participant's death or disability, the Participant's Option shall terminate and cease to be exercisable at the earlier of the expiration date set forth in the Option or three months from the date of termination. If a Participant's employment with the Corporation terminates by reason of death or disability, the Participant's Option shall terminate and cease to be exercisable at the earlier of the expiration date set forth in the Option or one year from the date of death or disability.

7. Exercise of Options and Rights.

   (a) The holder of an Option or Right who decides to exercise the Option or Right in whole or in part shall give notice to the Secretary of the Corporation of such exercise in writing. A notice exercising a Right shall also specify the extent, if any, to which the Participant elects to receive cash, and shall be subject to the determination by the Committee as provided in paragraph (d) of this Section 7. Any exercise shall be effective as of the date payment in full of the Option price is actually received and in the hands of the Secretary of the Corporation, or as of such later date specified in the notice of exercise.

   (b) To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right was granted shall terminate and cease to be exercisable.

   (c) A Right shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable.

   (d) The Committee shall have the sole discretion to determine the form in which payment will be made following the exercise of a Right. All or any part of the obligation arising out of an exercise of a Right may be settled:

      (i) by payment in shares of Common Stock with a fair market value equal to cash that would otherwise be paid,

      (ii) by payment in cash, or

      (iii) by payment in a combination of such shares and cash;

provided that such payment shall be made only if and to the extent that it would not result in a greater dilution of the interests of existing stockholders of the Corporation than would result if the related Options were exercised.

8. Limitations and Conditions.

   (a) The total number of shares of Common Stock that may be subject to Options under the Plan is 815,000*, of which (i) 335,000 shares may be made subject to Options granted between December 12, 1985 and December 11, 1995, and
(ii) 480,000* shares may be made subject to Options granted between December 9, 1993 and December 8, 2006. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. The foregoing number of shares may be increased or decreased by the events set forth in Section 10 hereof. No individual shall receive Options or Rights with respect to more than 35% of the shares of Common Stock which may be issued under the Plan nor shall persons who are Corporation employees at the time the Plan is adopted receive Options or Rights with respect to more than 66 2/3% of the shares of Common Stock which may be issued under the Plan.

   (b) Any shares that have been optioned that cease to be subject to an Option (other than by reason of exercise of the Option) shall again be available for option and shall not be considered as having been theretofore optioned. Any shares subject to option under an Option (or part thereof) that is canceled upon exercise of a Right shall be treated as if the Option itself were exercised and such shares shall no longer be available for grant.

   (c) No Option or Right shall be granted under the Plan after December 8, 2006, but Options and Rights theretofore granted may extend beyond that date. At the time an Option or Right is granted or amended or the terms or conditions of an Option or Right are changed, the Committee may provide for limitations or conditions on the exercisability of the Option or Right.

   (d) An Option or Right shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall only be exercisable by the Participant.

   (e) No person shall have any rights of a stockholder

      (i) as to shares under option until, after proper exercise of the Option, such shares shall have been recorded on the Corporation's official stockholder records as having been issued or transferred, or

----------
* These numbers are before giving effect to the 3-for-2 stock split conducted by the Corporation in 2000. As of February 14, 2003, and after giving effect to the 3-for-2 stock split, there are 274,929 shares currently available for future grants.

      (ii) as to shares to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee to make payment therefor in shares, such shares shall have been recorded on the Corporation's official stockholder records as having been issued or transferred.

   (f) No disposition of shares of Common Stock acquired as the result of the exercise of an Option or Right may be made within two years of the date of grant of the Option or within one year of the acquisition of such shares upon exercise of the Option or Right, whichever is later.

9. Transfers and Leaves of Absence.

   For the purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period from the Corporation to a subsidiary or vice versa shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

10. Stock and Price Adjustments.

   If there shall be any change in or affecting the Common Stock or the Options through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or capital gain distributions, the Committee may make appropriate adjustments in the aggregate number of shares subject to the Plan and the number of shares and the price per share subject to the outstanding Options, may assume old Options or substitute new Options for old Options, regardless of whether the Option price is less than the fair market value of the subject shares, and may make such adjustments in the number of Rights as it shall deem appropriate in the circumstances.

11. Amendment and Termination.

   (a) The Board of Directors shall have the power to amend the Plan. It shall not, however, except as otherwise provided in the Plan, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis on which the minimum Option price is determined, nor change the basis upon which shares or cash may be distributed upon exercise of a Right, nor extend the period within which Options or Rights under the Plan may be granted, nor provide for an Option that is exercisable during a period of less than one year, except in the event of death, or more than ten years from the date it is granted, nor provide for a Right that is exercisable during a period of less than two years from the date it is granted or more than ten years from the date the related Option is granted. It shall have no power (without the consent of the person or persons at the time entitled to exercise the Option) to change the terms and conditions of any Option in a manner that would adversely affect the rights of such person or persons except to the extent, if any, provided in the Option. All determinations, interpretations and actions by the Board of Directors shall be final, conclusive and binding upon all persons.

   (b) The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options or Rights then in effect.

12. Effective Date.

   The Plan, as originally approved by the stockholders of the Corporation, was effective on and as of December 12, 1985. The Plan, as amended and restated, shall be effective as of December 8, 2003.

      Two Alternate Ways to Vote Your Proxy

  VOTE BY TELEPHONE OR INTERNET

              24 Hours a Day - 7 Days a Week

Save Your Company Money - It's Fast and Convenient

                                   TELEPHONE
                                   ---------
                                 1-866-593-3356

.. Use any touch-tone telephone.
.. Have your Proxy Form in hand.
.. Enter the Control Number located in the box below.
.. Follow the simple recorded instructions.

                                       OR

                                    INTERNET
                                    --------
                        https://www.proxyvotenow.com/peo

.. Go to the website address listed above.
.. Have your Proxy Form in hand.
.. Enter the Control Number located in the box below.
.. Follow the simple instructions.

                                       OR

                                      MAIL
                                      ----

.. Mark, sign and date your Proxy Card.
.. Detach card from Proxy Form.
.. Return the card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.



                                            ------------------------------------


                                                   CONTROL NUMBER FOR
                                               TELEPHONE OR INTERNET VOTING
                                            ------------------------------------

1-866-593-3356
CALL TOLL-FREE TO VOTE

    . DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET .

--------------------------------------------------------------------------------

[_] Sign, Date and Return the
    Proxy Card Promptly Using         [X]
    the Enclosed Envelope.       Votes must be indicated
                                 (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1), (2) and (3)
1. ELECTION OF DIRECTORS:

  FOR          WITHHOLD    [_]
  ALL          FOR ALL               EXCEPTIONS     [_]

Nominees: 01 - Enrique R. Arzac, 02 - Daniel E. Emerson, 03 - Edward J. Kelly,
          III, 04 - Thomas H. Lenagh, 05 - W. D. MacCallan, 06 - W. Perry Neff, 07 - Douglas G. Ober*, 08 - Landon Peters, 09 - John J. Roberts, 10 - Susan C. Schwab, 11 - Robert J. M. Wilson *Mr. Ober is an "interested person", as defined by the Investment Company Act of 1940, because he is an officer of the Company.

                                                 FOR   AGAINST  ABSTAIN

2.   THE SELECTION OF PricewaterhouseCoopers     [_]     [_]      [_]
     LLP as independent public accountants.

3.   APPROVAL OF AMENDMENT to extend the term    [_]     [_]      [_]
     of the Corporation's Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL (4).

4.   Recommend that the Board consider placing   [_]     [_]      [_]
     limitations on when stock option grants
     may be awarded.

(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


 +Exceptions____________________________________________________________________

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.


                                            ------------------------------------

                                               S C A N L I N E

                                            ------------------------------------
NOTE: The signature(s) should correspond with the name of the stockholder(s) as it appears hereon.

Date Share Owner sign here                  Co-Owner sign here
-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

        PETROLEUM & RESOURCES CORPORATION - PROXY FOR 2003 ANNUAL MEETING

                  Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints W. D. MacCALLAN, W. PERRY NEFF and ROBERT
J. M. WILSON, the proxies, and each of them (with power to act without the others and with power of substitution) the proxy of the undersigned, for and in the name of the undersigned, to vote at the Annual Meeting of Stockholders of Petroleum & Resources Corporation to be held at the Hyatt Regency O'Hare, 9300
W. Bryn Mawr Avenue, Rosemont, IL 60018, on the 25th day of March, 2003 at 10:00 a.m., and at any adjournment thereof, the shares of stock which the undersigned would be entitled to vote if personally present.

     The undersigned hereby ratifying all action of said proxies, or any of them, or their or his substitutes or substitute by virtue hereof; and hereby revoking any authorization to vote such shares heretofore given by the undersigned to anyone. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated February 14, 2003, and the Proxy Statement furnished therewith.

     If the undersigned fails to specify herein how such shares are to be voted on said proposals (1), (2), (3) and (4), they shall be voted "FOR" proposals
(1), (2) and (3), and "AGAINST" proposal (4).

                                                                          (over)

                                             PETROLEUM & RESOURCES CORPORATION
                                             P.O. BOX 11130
                                             NEW YORK, N.Y. 10203-0130

To change your address, please mark this box.    [_]

Attend Annual Meeting mark here.                 [_]